Exhibit 99.1
News Release

Quantenna Announces Fourth Quarter and Fiscal 2016 Financial Results

Fremont, CA – February 13, 2017 – Quantenna Communications, Inc. (NASDAQ:QTNA), a global leader and innovator of leading-edge performance Wi-Fi solutions, today announced preliminary unaudited financial results for the fourth quarter and fiscal year 2016 ended January 1, 2017.
“We are excited to report strong results during our first quarter as a public company. Quantenna continued its focus on delivering the best Wi-Fi solutions to existing and new customers. We believe we are well-positioned to capitalize on our deep Wi-Fi expertise and strategic customer relationships to further expand our opportunities and continue to grow our revenue in 2017 and beyond,” stated Dr. Sam Heidari, Chairman and Chief Executive Officer.
Financial Summary

	Three Months Ended			Years Ended
	December 27, 2015	January 1, 2017	% Change	December 27, 2015	January 1, 2017	% Change

Revenue	$25,412	$37,492	47.5%	$83,773	$129,069	0.541
Gross Margin	51.1%	51.5%	40 bps	49.2%	49.9%	70 bps

Net income (loss)
GAAP	427	32		(7,045)	(1,895)
Non-GAAP	672	898		(5,843)	1,195

Net income (loss) per share - diluted
GAAP	$0.02	$—		$(9.16)	$(0.30)
Non-GAAP	$0.02	$0.03		$(7.59)	$0.04

(in thousands except per share data, unaudited)
Commentary on the fourth quarter and fiscal year 2016 financial results by Company management is available at at http://ir.quantenna.com/.
Please see the note regarding the use of non-GAAP financial measures below, including a detailed reconciliation between GAAP and non-GAAP information in the tables included herein.
Fourth Quarter Company Highlights

•
Quantenna commenced shipping production quantities of its QSR10G Wave 3 products, which was formally announced in September 2015. The QSR10G is designed to be the world’s fastest Wi-Fi solution currently available in the market and leverages Quantenna’s proprietary technology architectures and advanced software and system-level algorithms.

•
Quantenna announced the industry's first 802.11ax Wi-Fi chipset, the QSR10G-AX. This product is built on Quantenna's QSR10G Wave 3 802.11ac Wi-Fi platform and adds features supported in draft 1.0 of the IEEE specification 802.11ax standard.

•
Quantenna successfully priced its initial public offering of 6,700,000 shares of common stock at a price to the public of $16.00 per share, raising approximately $100 million in proceeds, net of underwriting discounts, commissions and excluding the overallotment.

•
Quantenna received the prestigious "Most Respected Private Semiconductor Company" award at the 2016 Global Semiconductor Alliance (GSA) Awards Dinner Celebration on December 8th. The semiconductor industry's annual event honored outstanding semiconductor companies worldwide that have demonstrated excellence through their vision, strategy, execution and future opportunity.

Business Outlook

First Quarter 2017 Guidance Range
Revenue	$34.5M to $36.5M
Gross Margin	48% to 50%
Operating Expense Decline (sequential)	5% to 10%
Net income (loss) per share - diluted
GAAP	($0.05) - ($0.03)
Non-GAAP	$0.00 - $0.02
Webcast and Conference Call
Quantenna management will host a conference call discussing the quarterly and fiscal year results and business outlook following this press release at 2:00 p.m Pacific Time today. Individuals interested in listening to the conference call may do so by dialing (877)-239-5585 for domestic callers or (661)-378-9806 for international callers. Please reference Conference ID: 61663823. An audio webcast and replay will be available on on the “Investor Relations” section of Quantenna’s website at http://ir.quantenna.com/events.cfm.
Non-GAAP Financial Measures
In addition to GAAP reporting, Quantenna provides information regarding net income, gross profit and operating expenses on a non-GAAP basis. This non-GAAP information excludes stock-based compensation expense. These non-GAAP measures are used by the Company’s management for the purposes of evaluating the underlying operating performance of the Company, establishing internal budgets, comparing performance with internal forecasts and goals, strategic planning, benchmarking against other companies, to provide a more consistent basis of comparison and to enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial tables included in this press release.
About Quantenna Communications
Quantenna is a global leader and innovator of leading-edge performance Wi-Fi solutions. Quantenna introduced the world's first 10G Wi-Fi technology for a new generation of access points in home, enterprise and public spaces and continues to innovate. Quantenna's Wi-Fi solutions offer superior performance, and establish benchmarks for speed, range, efficiency and reliability. With MAUI, Quantenna's cloud-based Wi-Fi analytics platform that complement its chipset solutions, service providers can deliver real-time, automated Wi-Fi monitoring, optimization, and self-healing to their customers around the clock to help achieve the best Wi-Fi experience. Quantenna is Wi-Fi perfected. For more information, visit www.quantenna.com. Follow us on Facebook, LinkedIn and Twitter.
Forward-Looking Statements
This press release contains forward-looking statements based on Quantenna’s current expectations, including statements regarding Quantenna’s financial results for the fourth quarter and fiscal year 2016 ended January 1, 2017, expected future business and financial performance, growth opportunities, product technologies and customer relationships. The words "believe," "estimate," "expect," "intend," "anticipate," "plan," "project," "will" and similar phrases as they relate to Quantenna are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Quantenna and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: adjustments to the preliminary financial results reported for the fourth quarter and fiscal year 2016 in connection with completion of the final closing process and procedures and preparation of our annual report of Form 10-K, risks that Quantenna may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; ability to accurately predict future revenue and expenses; challenges developing new and leading edge products on a timely basis that achieve market acceptance; ability to attract and retain customers and service providers; dependence on a limited number of products and customers; intense market competition; intellectual property litigation risks; political uncertainty; potential changes in tax and other laws affecting Quantenna’s business; risks associated with acquisitions and divestitures; product liability risks; potential cancellation of customer orders; difficulties managing international operations; risks that Quantenna may not be able to manage strains associated with its growth; dependence on key personnel; stock price volatility; dependence on, and geographic concentration of, contract manufacturers, assembly and test providers, and other vendors that subject Quantenna's business and results of operations to risks of natural disasters, epidemics, war and political unrest; the cyclical nature of the semiconductor industry; and other factors that are detailed in the Securities and Exchange (“SEC”) filings of Quantenna Communications, Inc., which you may obtain for free at the SEC’s website at http://www.sec.gov. Quantenna disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Quantenna Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands except share and per share data, unaudited)

	Three Months Ended			Years Ended
	December 27, 2015		January 1, 2017	December 27, 2015		January 1, 2017

Revenue	$25,412		$37,492	$83,773		$129,069
Cost of revenue	12,425		18,188	42,554		64,640
Gross profit	12,987		19,304	41,219		64,429
Operating expenses
Research and development	9,545		13,691	35,575		46,604
Sales and marketing	1,625		2,520	6,644		8,091
General and administrative	1,302		2,757	5,212		10,559
Total operating expenses	12,472		18,968	47,431		65,254
Income (loss) from operations	515		336	(6,212)		(825)
Interest expense	(137)		(252)	(697)		(665)
Other income (expense), net	87		262	(21)		(38)
Income (loss) before income taxes	465		346	(6,930)		(1,528)
Provision for income taxes	(38)		(314)	(115)		(367)
Net income (loss)	$427		$32	$(7,045)		$(1,895)
Net income (loss) per share - basic	$0.49		$—	$(9.16)		$(0.3)
Net income (loss) per share - diluted	$0.02		$—	$(9.16)		$(0.3)

Shares used in computing net income (loss) per share:
Basic	872	(1)	21,246	6,385	(1)	6,385
Diluted	27,067		35,387	6,385		6,385

(1) The number of shares reflects the number prior to conversion of preferred stock

Quantenna Communications, Inc.
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	December 27, 2015	January 1, 2017
Assets
Current assets
Cash and cash equivalents	$18,850	$117,045
Accounts receivable	15,717	14,480
Inventory	7,407	15,820
Restricted Cash	—	59
Prepaid expenses and other current assets	1,428	2,411
Total current assets	43,402	149,815
Property and equipment, net	3,083	4,742
Other assets	182	232
Total assets	$46,667	$154,789
Liabilities, Redeemable Convertible Preferred Stock, and
Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$5,917	$7,776
Accrued liabilities and other current liabilities	5,617	11,801
Long-term debt, current portion	3,581	2,257
Total current liabilities	15,115	21,834
Long-term debt	2,265	3,680
Other long term liabilities	—	527
Convertible preferred stock warrant liability	255	—
Total liabilities	17,635	26,041

Convertible preferred stock	184,704	—

Stockholders’ equity (deficit)
Common stock	—	3
Additional paid-in capital	4,007	290,319
Accumulated deficit	(159,679)	(161,574)
Total stockholders’ equity (deficit)	(155,672)	128,748
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$46,667	$154,789

Quantenna Communications, Inc.
Condensed Consolidated Cash Flows
(in thousands, unaudited)

	Years Ended
	December 27, 2015	January 1, 2017

Cash flows from operating activities
Net loss	$(7,045)	$(1,895)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	987	1,278
Stock-based compensation expense	1,202	3,065
Stock issued for services	—	25
Non-cash interest expense	271	322
Change in fair value of convertible preferred stock warrants liability	61	87
Changes in assets and liabilities
Accounts receivable	(5,877)	1,237
Inventory	3,387	(8,413)
Prepaid expenses and other current assets	541	(901)
Other assets	60	(50)
Accounts payable	(4,401)	1,804
Accrued liabilities and other current liabilities	934	5,757
Deferred revenue	(2,197)	—
Net cash provided by (used in) operating activities	(12,077)	2,316
Cash flows from investing activities
Purchase of property and equipment	(1,761)	(2,724)
Restricted cash	59	(59)
Net cash used in investing activities	(1,702)	(2,783)
Cash flows from financing activities
Proceeds from issuance of convertible preferred stock, net of issuance costs	14,256	—
Proceeds from issuance of common stock	164	1,191
Proceeds from initial public offering, net of issuance costs	—	97,483
Proceeds from revolving line of credit, net of fees paid	—	2,950
Repayment of revolving line of credit	—	(3,000)
Proceeds from issuance of long-term debt, net of fees paid	3,000	3,854
Repayment of long-term debt	(3,111)	(3,816)
Net cash provided by financing activities	14,309	98,662
Net increase in cash and cash equivalents	530	98,195
Cash and cash equivalents
Beginning of year	18,320	18,850
End of year	$18,850	$117,045

Quantenna Communications, Inc.
Unaudited reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)

Non-GAAP Income Statement Items	Three months ended December 27, 2015			Three months ended January 1, 2017
	GAAP Measure	Stock-based Compensation Expense	Non-GAAP Measure	GAAP Measure	Stock-based Compensation Expense	Non-GAAP Measure
Revenue	$25,412		$25,412	$37,492		$37,492
Gross profit	12,987	3	12,990	19,304	18	19,322
Research and development	9,545	77	9,468	13,691	457	13,234
Sales and marketing	1,625	26	1,599	2,520	128	2,392
General and administrative	1,302	139	1,163	2,757	263	2,494
Income from operations	515	245	760	336	866	1,202
Net income	$427	$245	$672	$32	$866	$898
Basic shares outstanding	872,396		872,396	21,245,757		21,245,757
Basic earnings per share	$0.49		$0.77	$—		$0.04
Diluted shares outstanding	27,066,613		27,066,613	35,386,904		35,386,904
Diluted earnings per share	$0.02		$0.02	$—		$0.03

Quantenna Communications, Inc.
Unaudited reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)

Non-GAAP Income Statement Items	Year ended December 27, 2015			Year ended January 1, 2017
	GAAP Measure	Stock-based Compensation Expense	Non-GAAP Measure	GAAP Measure	Stock-based Compensation Expense	Non-GAAP Measure
Revenue	$83,773		$83,773	$129,069		$129,069
Gross profit	41,219	9	41,228	64,429	33	64,462
Research and development	35,575	302	35,273	46,604	911	45,693
Sales and marketing	6,644	445	6,199	8,091	248	7,843
General and administrative	5,212	446	4,766	10,559	1,898	8,661
Income from operations	(6,212)	1,202	(5,010)	(825)	3,090	2,265
Net income	$(7,045)	$1,202	$(5,843)	$(1,895)	$3,090	$1,195
Basic shares outstanding	769,524		769,524	6,384,709		6,384,709
Basic earnings per share	$(9.16)		$(7.59)	$(0.3)		$0.19
Diluted shares outstanding	769,524		769,524	6,384,709		31,112,661
Diluted earnings per share	$(9.16)		$(7.59)	$(0.3)		$0.04
Quantenna Communications, Inc.
Unaudited Forward-Looking Statements Regarding Business Outlook

Business Outlook	Three months ended April 2, 2017

	High	Low
Estimated GAAP diluted earnings (loss) per share	$(0.03)	$(0.05)
Estimated stock compensation expense	0.05	0.05
Estimated impact from dilutive shares deemed anti-dilutive due to GAAP loss	0.00	0.00
Estimated Non-GAAP diluted earnings per share	$0.02	$0.00

Quantenna Communications, Inc.
Vernon Essi, Jr.
510-897-2684
vessi@quantenna.com

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